                                                                    Exhibit 10.3


                                                                  Execution Copy


                            SPECIAL TERMINATION AGREEMENT


     THIS AGREEMENT is dated as of the 28th day of May, 1998 by and among Abington Bancorp, Inc., a Massachusetts corporation (the "Company"), its subsidiary, Abington Savings Bank, a Massachusetts savings bank with its main office in Abington, Massachusetts (the "Bank"; the Company and Bank are sometimes collectively referred to herein as the "Employers"), and John R. Sylva, an individual currently employed by the Bank in the capacity of Senior Vice President, Consumer Banking (the "Executive").

      1. Purpose. In order to allow the Executive to consider the prospect of a Change in Control (as defined in Section 2) in an objective manner and in consideration of the services rendered and to be rendered by the Executive to the Employers, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Employers, the Employers are willing to provide, subject to the terms of this Agreement, certain severance benefits to protect the Executive from the consequences of a Terminating Event (as defined in Section 3) occurring subsequent to a Change in Control.

     2. Change in Control. A "Change in Control" shall be deemed to have occurred in any of the following events:

     (i) if there has occurred a change in control which the Company would be required to report in response to Item 1 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"), or, if such Form is no longer in effect in its present form, any Form or regulation promulgated by the Securities and Exchange Commission pursuant to the 1934 Act which is intended to serve similar purposes; or

     (ii) when any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the 1934 Act) becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company or the Bank representing twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company or the Bank; or

     (iii) if during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who are Continuing Directors (as herein defined) cease for any reason to constitute at least a majority of the Board of Directors of the Company. For this purpose, a "Continuing Director" shall mean (a) an individual who was a director of the Company at the beginning of such period or (b) any new director (other than a director designated by a person who has entered into any agreement with the Company to effect a transaction described in clause (i) or (ii) of this Section 2 whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved; or

     (iv) the stockholders of the Company approve a merger or consolidation of the Company with any other bank or corporation, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as defined above) acquires more than 30% of the combined voting power of the Company's then outstanding securities; or

     (v) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of its assets.

     3. Terminating Event. A "Terminating Event" shall mean either of the following:

     (a) termination by either of the Employers of the employment of the Executive as Senior Vice President of the Bank for any reason other than (i) death, (ii) deliberate dishonesty of the Executive with respect to the Company or the Bank or any subsidiary or affiliate thereof, or (iii) conviction of the Executive of a crime involving moral turpitude, or

     (b) resignation of the Executive from the employ of the Company or the Bank, while the Executive is not receiving payments or benefits from the Company or the Bank by reason of the Executive's disability, subsequent to the occurrence of any of the following events:

          (i) a significant change in the nature or scope of the Executive's responsibilities, authorities, powers, functions or duties from the responsibilities, authorities, powers, functions or duties exercised by the Executive at the Company or the Bank immediately prior to the Change in Control; or

          (ii) a reasonable determination by the Executive that, as a result of a Change in Control, he is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the Executive at the Company or the Bank immediately prior to such Change in Control; or

          (iii) a decrease in the total annual compensation payable by the Company or the Bank to the Executive other than as a result of a salary reduction similarly affecting the Executive and all other executive officers of the Company or the Bank on the basis of the Company's or the Bank's financial performance; or

          (iv) the failure by the Company or the Bank to continue in effect any material compensation, incentive, bonus or benefit plan in which the Executive participates immediately prior to the Change in Control, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company or the Bank to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, than the basis when existed at the time of the Change of Control; or

          (v) the failure of the Company or the Bank to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement.

     3. Severance Payment.  In the event a Terminating Event occurs within three
(3) years after a Change in Control, the Employers shall pay to the Executive an amount equal to (x) two times the "base amount" (as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code")) applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump-sum payment on the date of termination. Notwithstanding the foregoing, if a Change of Control takes place after the second anniversary of the date on which the Executive's employment with the Bank commenced and a Terminating Event occurs within three (3) years after such Change in Control, the Employers shall pay to the Executive an amount equal to (x) three times such "base amount" applicable to the Executive, less (y) One Dollar ($1.00), payable in one lump-sum payment on the date of termination.

     4.  Limitation on Benefits.

     (a) It is the intention of the Executive and of the Employers that no payments by the Employers to or for the benefit of the Executive under this Agreement or any other agreement or plan pursuant to which he is entitled to receive payments or benefits shall be non-deductible to the Employers by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Agreement or any such agreement or plan, if by reason of the operation of said Section 280G, any such payments exceed the amount which can be deducted by the Employers, such payments shall be reduced to the maximum amount which can be deducted by the Employers. To the extent that payments exceeding such maximum deductible amount have been made to or for the benefit of the Executive, such excess payments shall be refunded to the Employers with interest thereon at the applicable Federal Rate determined under Section 1274(d) of the Code, compounded annually, or at such other rate as may be required in order that no such payments shall be non-deductible to the Employers by reason of the operation of said Section 280G. To the extent that there is more than one method of reducing the payments to bring them within the limitations of said Section 280G, the Executive shall determine which method shall be followed, provided that if the Executive fails to make such determination within forty-five days after the Employers have sent him written notice of the need for such reduction, the Employers may determine the method of such reduction in their sole discretion.

     (b) If any dispute between the Employers and the Executive as to any of the amounts to be determined under this Section 5 or the method of calculating such amounts cannot be resolved by the Employers and the Executive, either party after giving three days written notice to the other, may refer the dispute to a partner in a Massachusetts office of a firm of independent certified public accountants selected jointly by the Employers and the Executive. The determination of such partner as to the amounts to be determined under Section 5(a) and the method of calculating such amounts shall be final and binding on both the Employers and the Executive. The Employers shall bear the costs of any such determination.

     (c) The Executive confirms that he is aware of the fact that the Federal Deposit Insurance Corporation has the power to preclude the Bank from making payments to the Executive under this Agreement under certain circumstances. The Executive agrees that the Bank shall not be deemed to be in breach of this Agreement if it is precluded from making a payment otherwise payable hereunder by reason of regulatory requirements binding on the Bank.

     5. Employment Status. This Agreement is not an agreement for the employment of the Executive and shall confer no rights on the Executive except as herein expressly provided.

     6. Term. This Agreement shall take effect on the date first written above, and shall terminate upon the earlier of (a) the termination by the Employers of the employment of the Executive because of death, deliberate dishonesty of the Executive with respect to the Company or the Bank or any subsidiary or affiliate thereof, or conviction of the Executive of a crime involving moral turpitude,
(b) the resignation or termination of employment with the Company or the Bank by the Executive for any reason prior to a Change in Control, or (c) the resignation from employment of the Executive after a Change in Control for any reason other than the occurrence of any of the events enumerated in Section 3(b) of this Agreement.

     7. Withholding. All payments made by the Employers under this Agreement shall be paid net of, and after deduction of, any tax or other amounts required to be withheld by the Employers under applicable law.

     8. Assignment. Neither the Employers nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party. This Agreement shall inure to the benefit of, and be binding upon, the Employers and the Executive, and their respective heirs, legal representatives, successors and permitted assigns. In the event of the Executive's death prior to the completion by the Employers of all payments due him under this Agreement, the Employers shall continue such payments to the Executive's beneficiary designated in writing to the Employers prior to his death (or to his estate, if he fails to make such designation).

     9. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

     10. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

     11. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at 17 Independence Road, Bedford, Massachusetts 01730, or to such other address as the Executive has filed in writing with the Employers or, in the case of the Employers, at their main office, attention of the Clerk or the Secretary.

     13. Effect on Other Agreements. An election by the Executive to resign after a Change in Control under the provisions of this Agreement shall not constitute a breach by the Executive of any employment agreement between the Employers and the Executive and shall not be deemed a voluntary termination of employment by the Executive for the purpose of interpreting the provisions of any of the Employer's benefit plans, programs or policies. Nothing in this Agreement shall be construed to limit the rights of the Executive under any employment agreement he may then have with the Employers.

     12. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Executive Committee of the Board of Directors of each of the Employers.

     13. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard for its principles of conflicts of laws.

                                      * * * *

     IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, by its duly authorized officer, and by the Executive, as of the date first above written.

ATTEST:                                      ABINGTON BANCORP, INC.


                                             By:
---------------------------                     ---------------------------
         Clerk
                                             Title:
                                                   ------------------------

[Seal]

WITNESS:

ATTEST:                                      ABINGTON SAVINGS BANK


                                             By:
---------------------------                     ---------------------------
         Clerk
                                             Title:
                                                   ------------------------

[Seal]

WITNESS:

----------------------------                 ------------------------------
                                             John R. Sylva


                                       6